Exhibit 1.01

Abaxis, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2014

This report for the period from January 1, 2014 through December 31, 2014 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to their functionality or production. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG” or “Conflict Minerals”). The intent of these requirements is to further the goal of ending violent conflict in the Democratic Republic of Congo and in adjoining countries (the “Covered Countries”), which conflict has been financed, in part, by the exploitation and trade of conflict minerals. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

If a registrant can establish that the Conflict Minerals originated from sources other than the Covered Countries, or from recycled or scrap sources, it must submit a Form SD that describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must conduct due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (“CMR”), to the SEC that includes a description of those due diligence measures. Abaxis is filing this CMR because, based on its RCOI, the Company was unable to determine the country of origin of all Conflict Minerals in its supply chain.

Covered Products

Abaxis, Inc. (“Abaxis” or the “Company”), incorporated in California in 1989, develops, manufactures and markets portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements.

Our medical devices are manufactured using parts and components that are several levels removed from the actual mining of conflict minerals. The blood chemistry analyzers that we manufacture employ a variety of components designed or specified by us that contain Conflict Minerals that are necessary to their functionality or production (the “Covered Products”). The components are manufactured by several third-party suppliers that have been qualified and approved by us and then assembled by our contract manufacturers.

The Company’s Reasonable Country-of-Origin Inquiry and Due Diligence Process

The Company’s supply chain with respect to the Covered Products is complex, and its manufacturing process is significantly removed from the mining, smelting and refining of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and, therefore, has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. However, tracing these minerals to their sources is a challenge that requires the Company to rely on its suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. Moreover, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. Accordingly, the Company can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in the Covered Products.

As described below, for Covered Products the manufacture of which was completed during the Reporting Period, Abaxis has undertaken a RCOI and due diligence on the source and chain of custody of the Conflict Minerals that were included in those products. To perform its RCOI and supply chain due diligence, the Company surveyed its suppliers using the Conflict Minerals Reporting Template (the “Template”) developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative (“EICC-GeSI”) available through the Conflict-Free Sourcing Initiative (“CFSI”). The Template facilitates the transfer of information through the supply chain regarding country of origin and smelters and refiners, including suppliers’ conflict-free policies and information regarding their engagement with lower-tier suppliers.

Reasonable Country-of-Origin Inquiry

The Company has conducted a good faith RCOI that was reasonably designed to determine whether any of the Conflict Minerals in the Covered Products originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Using the Template, Abaxis conducted a survey of all suppliers that provided components or parts the Company reasonably believed were likely to contain 3TG. Because, as a result of its RCOI, the Company was unable to determine the country of origin of all Conflict Minerals in its supply chain, the Company also performed due diligence on the source and chain of custody to determine whether the Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Design of Due Diligence

The Company’s due diligence process has been designed to conform to the framework developed by The Organisation of Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with the Company’s position as a downstream company.

Description of Due Diligence Measures

The Company’s due diligence on the source and chain of custody of the Conflict Minerals contained in the Covered Products included the following measures:

Establish Strong Management Systems

•	Conflict Minerals Policy. The Company has adopted a conflict minerals policy (the “Company Policy”), which provides in part as follows:

We support the objectives underlying Section 1502 and the efforts being made to reduce the risk that trade in conflict minerals contributes to this humanitarian crisis. We have initiated a process to comply with the SEC rules. In particular, we are taking steps to (1) conduct due diligence regarding the origin of any conflict minerals in our supply chain and enhance our supply chain internal controls; (2) strive to eliminate conflict minerals that may be supporting the conflict in the DRC; and (3) notify our suppliers of our policy on conflict minerals and encourage them to make similar commitments and take similar measures. We are in the process of determining the exposure of our supply chain to conflict minerals mined in conditions of armed conflict and human rights abuses and following an internationally recognized due diligence framework to understand and minimize our risk. However, the global supply chain for these minerals is complex, and tracing these minerals to their sources is a challenge. To meet that challenge, we must rely on the cooperation of our suppliers. To help us adhere to our policy, implement the tracking process and meet our SEC reporting obligations, we expect our suppliers to respond to our queries about purchased components on a timely basis, including assistance in reaching out to their suppliers when necessary to trace the source of minerals and regular communications with us about supplier’s conflict minerals tracking and tracing efforts. In addition, we are taking steps to encourage our suppliers to commit to responsible “conflict-free” sourcing to prevent directly or indirectly contributing to armed conflicts and human rights abuses. If conflict minerals are identified in our supply chain, we plan to work with our suppliers to determine if practical conflict-free sources certified under the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative (EICC/GeSI) Conflict-Free Smelter Program, are available and work to qualify those sources.

This policy will be regularly reviewed and updated as needed. The Company has posted the Company Policy on its website (http://www.abaxis.com/investor_relations/supply-chain-policy-and-supplier-guidelines.html). The Company has also advised its suppliers about the Company Policy and has encouraged them to adopt similar policies.

•	Conflict Minerals Team. Abaxis has identified an internal Conflict Minerals Rule compliance team consisting of a cross-functional group that includes representatives from manufacturing/engineering, purchasing/procurement and finance. The compliance team is responsible for developing and implementing the Company’s compliance program.

•	Strengthen Engagement with Suppliers. The Company enhanced its engagement with its suppliers principally by communicating to suppliers, information and guidance regarding the Company’s requirements under the SEC’s Conflict Minerals rules, as well as the standards and expectations set forth in the Company Policy.

•	Grievance Mechanism. The Company’s Corporate Governance policies include a whistleblower hotline for reporting any grievances, including issues concerning the Company’s Conflict Minerals compliance.

Identify and Assess Risks in the Supply Chain

•	Identification of Supply Chain Risk. To identify the risk in the supply chain, consistent with the approach taken for the RCOI, the Company reviewed the Templates and other information provided by the suppliers that responded to the survey. All suppliers surveyed responded to the Company’s inquiry. However, the responses contained varying degrees of information regarding the names and locations of 3TG smelters or refiners in the suppliers’ respective supply chains. The Company assessed the reasonableness of the representations made, reviewing the responses against criteria it developed to determine which responses required further engagement with suppliers. These criteria included untimely or incomplete responses as well as inconsistencies or other apparent inaccuracies within the data reported. Where necessary, the Company contacted suppliers for follow-up, clarification or additional information.

•	Risk Assessment. To the extent that suppliers identified smelters and refiners in the supply chain, the Company took steps to assess the risk that the Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries. To that end, the Company evaluated suppliers’ stated responses regarding the locations of origin of the Conflict Minerals as well as the mine locations. In particular, the Company compared the smelters and refiners identified by its surveyed suppliers against currently available independently verified lists of compliant smelters or refiners such as the CFSI’s Conflict-Free Smelter Program (“CFSP”) – Compliant Refiners/Smelters, the Responsible Jewellery Council (RJC) – Chain of Custody Certified Entities and the London Bullion Market Association (LBMA) – Good Delivery List. Generally, these programs identify smelters and refiners that an independent third-party audit has confirmed have systems in place designed to assure sourcing of only conflict-free minerals.

Carry Out Independent Third-Party Audit of Supply Chain

The Company does not have any direct relationships with smelters or refiners that process Conflict Minerals, and it does not perform or direct audits of these entities within its supply chain.  As an alternative, the Company has relied on audit results and information collected and provided by independent third-party audit programs, such as the CFSP.

Report Annually on Supply Chain Due Diligence

The Company expects to report annually, as required by the Rule, and has posted this Report on its website.

Risk Mitigation and Future Due Diligence Measures

As noted above, Abaxis adopted the Company Policy and strives to take steps to ensure that Conflict Minerals contained in its products are sourced with due respect for human rights, avoid contributing to conflict, and support development through responsible supply chain practices.

The Company takes the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the Conflict Minerals contained in the Company’s products benefit armed groups in the Covered Countries:

•	Enhancing supply chain transparency by continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain; and

•	Encouraging suppliers to implement responsible sourcing and to request that they encourage smelters and refiners to obtain a “conflict-free” designation from a recognized third-party auditor through a program such as the CFSP and other industry-sponsored programs.

Results of Due Diligence

Although some suppliers were unable to identify the smelters or refiners or the mine locations, the suppliers who were able to identify the smelters and refiners in their supply chains provided lists of smelters or refiners at product-level. For the calendar year 2014, the Company’s suppliers identified 605 3TG smelters or refiners at product-level. Of these, 304 facilities were not confirmed to be actual smelters or refiners, based on the list of “all known conflict mineral processing facilities worldwide” developed by the U.S. Department of Commerce. Of the 301 facilities the Company believes were actual smelters or refiners, 161 or 53% were identified by one of the programs above as certified conflict-free based on currently available independently verified lists of compliant smelters or refiners.

Identified Smelters and Refiners

As noted above, not all of the Company’s suppliers were able to identify smelters and refiners either at company-level or product-level. Moreover, there were facilities identified by suppliers that were not identified as actual smelters or refiners on the list developed by the U.S. Department of Commerce. As a result, at this point, the Company does not believe that it can reliably identify all smelters and/or refiners in its supply chain and, therefore, has presented in Table I of this CMR, only the 301 facilities believed to be actual smelters or refiners and that were identified by suppliers that provided product-level information.

Identified Countries of Origin

Based on the above-described due diligence process, the Company does not have sufficient information to conclusively determine the countries of origin of the 3TG in each of the Covered Products or whether the 3TG were from scrap or recycled sources. However, based on the information provided by the suppliers, as well as from other sources such as CFSI, RJC and LBMA, the Company believes that the countries of origin of the 3TG contained in the Covered Products include the countries listed in Table II of this this CMR. In compiling this list, the Company included all of the countries of origin identified by suppliers that provided product-level information, consistent with the Company’s approach with respect to smelters and refiners.

Efforts to Determine Mine or Location of Origin

To determine the mines or location of origin of the Conflict Minerals with the greatest possible specificity, the Company performed the due diligence measures described above.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this CMR are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this CMR that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence, and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” “anticipates,” “goals,” “strives,” “intends,” “plans,” “believes,” “seeks,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Asarco	UNITED STATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation / Xstrata Canada Corportion	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	REPUBLIC OF KOREA
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	SAMWON METALS Corp.	REPUBLIC OF KOREA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA / Cookson	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd. / Niihama Nickel Refinery	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha / Cookson	UNITED STATES
Tin	Amalgamated Metal Corporation PLC	INDONESIA
Tin	Amalgamet Inc	PERU
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd. / Liuzhou China Tin	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	Electroloy Metal Pte.	SINGAPORE
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Guangxi China Tin Group Co., Ltd	CHINA
Tin	Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	Heraeus Materials Singapore Pte. Ltd.	SINGAPORE
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hyundai-Steel	REPUBLIC OF KOREA
Tin	Jean Goldschmidt International	BELGIUM

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tin	Jiangxi Nanshan	CHINA
Tin	Kovohute Pribram Nastupnicka, A.S.	CZECH REPUBLIC
Tin	Lai'bin China Tin Smelting Ltd.	CHINA
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Ohio Precious Metals, LLC	UNITED STATES
Tin	OMSA	BOLIVIA
Tin	Poongsan Corporation	REPUBLIC OF KOREA
Tin	Posco	REPUBLIC OF KOREA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA
Tin	Rui Da Hung	TAIWAN
Tin	Senju Metal Industry Co. (SMIC)	JAPAN
Tin	Shao Xing Tian Long Tin Materials Co. Ltd	CHINA
Tin	SMIC Senju Malysia	MALAYSIA
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Technic Inc.	UNITED STATES
Tin	Thaisarco	THAILAND
Tin	Umicore Haboken	BELGIUM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yokohama Metal Co Ltd	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	ZhongShi Metal Co., Ltd	CHINA
Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tin	Zijin Copper Co. Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Air Products	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck	UNITED STATES
Tungsten	H.C. Starck	RUSSIAN FEDERATION
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN

Table I. Names of Smelters or Refiners are believed to include:

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Co Ltd	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Metallo Chimique	BELGIUM
Tungsten	Mitsubishi Materials Corporation	JAPAN
Tungsten	Mitsui Mining & Smelting	JAPAN
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	Plansee SE Liezen	AUSTRIA
Tungsten	Plansee SE Reutte	AUSTRIA
Tungsten	Solar Applied Materials Technology Corp.	TAIWAN
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	TaeguTec Ltd.	REPUBLIC OF KOREA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cement Carbide	CHINA

Table II. Countries of Origin of Conflict Minerals are believed to include:

Countries of Origin
AUSTRALIA	MEXICO
AUSTRIA	NETHERLANDS
BELGIUM	PERU
BOLIVIA	PHILIPPINES
BRAZIL	POLAND
CANADA	REPUBLIC OF KOREA
CHILE	RUSSIAN FEDERATION
CHINA	SAUDI ARABIA
CZECH REPUBLIC	SINGAPORE
ESTONIA	SOUTH AFRICA
GERMANY	SPAIN
HONG KONG	SWEDEN
INDIA	SWITZERLAND
INDONESIA	TAIWAN
ITALY	THAILAND
JAPAN	TURKEY
KAZAKHSTAN	UNITED STATES
KYRGYZSTAN	UZBEKISTAN
MALAYSIA	VIETNAM